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                                                                  EXHIBIT 21.01


                SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.


NAME OF SUBSIDIARY                                                                   PERCENT OWNED
------------------                                                                   -------------

Alamo Gulf Coast Railroad Company, a Texas corporation                                  99.5%(1)

Alamo North Texas Railroad Company, a Texas corporation                                 99.5%(2)

American Aggregates Corporation, a Delaware corporation                                  100%

American Stone Company, a North Carolina corporation                                      50%(3)

B&B Materials and Hauling, Inc., a Texas corporation                                     100%(4)

Bahama Rock Limited, a Bahamas corporation                                               100%

Bayou Mining, Inc., a Louisiana corporation                                              100%

Caldwell/Mellott, Inc., a North Carolina corporation                                     100%

Central Rock Company, a North Carolina corporation                                       100%

Eastside Development Limited Partnership, a Texas limited partnership                     99%(5)

Fredonia Valley Railroad, Inc., a Delaware corporation                                   100%

Granite Canyon JV, a Wyoming Joint Venture                                                51%(6)

Harding Street Corporation, a Delaware corporation                                       100%

MAC Acquisitions, Inc., a Delaware corporation                                           100%

MAC Overseas, Inc., a Delaware corporation                                               100%(7)

Martin Marietta Aggregates of Iowa, Inc., an Iowa corporation                            100%

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(1)      Alamo Gulf Coast Railroad Company is owned by Martin Marietta
Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).

(2) Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).

(3) Central Rock Company, a wholly-owned subsidiary of the Company, owns a 50% interest in American Stone Company.

(4) B&B Materials and Hauling, Inc. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(5) Eastside Development Limited Partnership is owned by Martin Marietta Materials Southwest, Ltd. (99%) and Redland Development Company (1%), a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(6) Meridian Granite Company, an indirect wholly-owned subsidiary of the Company, owns a 51% interest in Granite Canyon JV.

(7)      MAC Overseas, Inc. is a wholly-owned subsidiary of MAC Acquisitions,
Inc.


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
Martin Marietta Aggregates of Southern Iowa, Inc., an Iowa corporation                   100%

Martin Marietta Composites, Inc., a Delaware corporation                                 100%

Martin Marietta Exports, Inc., a Barbados corporation                                    100%

Martin Marietta Magnesia Specialties Inc., a Delaware corporation                        100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation              100%

Martin Marietta Materials of Louisiana, Inc., a Delaware corporation                     100%

Martin Marietta Materials of Missouri, Inc., a Delaware corporation                      100%

Martin Marietta Materials Southwest, Ltd., a Texas limited partnership                   100%(8)

Martin Marietta Materials of Tennessee, Inc., a Delaware corporation                     100%

Martin Marietta Technologies Corp., a Delaware corporation                               100%

Menefee Crushed Stone Company, a Tennessee corporation                                   100%(9)

Meridian Aggregates Company, LP, a  Delaware limited partnership                          98%(10)

Meridian Aggregates Investments, LLC, a Delaware limited liability company               100%(11)

Meridian Granite Company, a Delaware corporation                                         100%(12)

Meridian Materials Company, a Delaware corporation                                       100%(13)

Mid-State Construction & Materials, Inc., an Arkansas corporation                        100%(14)

Midway Holding Company, LLC, a Delaware limited liability company                        100%

OK Sand & Gravel, LLC, a Delaware limited liability company                               99%(15)

Quarry, Inc., a Texas corporation                                                        100%

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(8)      Martin Marietta Materials Southwest, Ltd. is owned 2% by Southwest I,
LLC and 98% by Southwest II, LLC.

(9) Menefee Crushed Stone Company is a wholly-owned subsidiary of Martin Marietta Materials of Tennessee.

(10) Meridian Aggregates Company, LP is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.

(11) Meridian Aggregates Investments, LLC is owned 88.7% by Martin Marietta Materials, Inc. and 11.3% by MAC Oveseas, Inc.

(12) Meridian Granite Company is a wholly-owned subsidiary of Meridian Aggregates Company, LP

(13) Meridian Materials Company is a wholly-owned subsidiary of Meridian Aggregates Company, LP

(14) Mid-State Construction & Materials, Inc. is a wholly-owned subsidiary of Martin Marietta Materials of Arkansas, Inc.

(15) Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in OK Sand & Gravel, LLC.


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
R&S Sand & Gravel, LLC, a Delaware limited liability company                              99%(16)

Rebco Trucking Company, Inc., a Louisiana corporation                                    100%(17)

Rebel Sand & Gravel Company, Inc., a Louisiana corporation                               100%(18)

Redland Development Company, a Texas corporation                                         100%(19)

Redland Park Development Limited Partnership, a Texas limited partnership                100%(20)

Redland Stone Development Company, a Texas corporation                                   100%(21)

Red River Leasing Corp., a Delaware corporation                                          100%(22)

Red River Trucking Company, a Delaware corporation                                       100%(23)

Southwest I, LLC, a Delaware limited liability company                                   100%

Southwest II, LLC, a Delaware limited liability company                                  100%

Superior Stone Company, a North Carolina corporation                                     100%

Theodore Holding, LLC, a Delaware limited liability company                             60.7%(24)

Valley Stone LLC, a Virginia limited liability company                                    50%(25)

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(16)     Martin Marietta Materials, Inc. is the manager of and owns a 99%
interest in R&S Sand & Gravel, Inc.

(17) Rebco Trucking Company, Inc. is a wholly-owned subsidiary of Meridian Aggregates Company, LP.

(18) Rebel Sand & Gravel Company, Inc. is a wholly-owned subsidiary of Meridian Aggregates Company, LP.

(19) Redland Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(20) Redland Park Development Limited Partnership is owned 100% by Martin Marietta Materials Southwest, Ltd. directly and through its subsidiaries.

(21) Redland Stone Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(22) Red River Leasing Corp. is a wholly-owned subsidiary of Meridian Aggregates Company, LP.

(23) Red River Trucking Company is a wholly-owned subsidiary of Meridian Aggregates Company, LP.

(24) Superior Stone Company, a wholly-owned subsidiary of the Company, is the manager of and owns a 60.7% interest in Theodore Holding, LLC.

(25) Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.